Exhibit 99.1

                     JoS. A. Bank Clothiers Announces 28.0%
                          Increase in July 2006 Sales;
                       Comparable Store Sales Gain 15.9%

    HAMPSTEAD, Md.--(BUSINESS WIRE)--Aug. 3, 2006--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces that its total sales for the fiscal month ended July 29, 2006 (fiscal July
2006) increased 28.0% to $34.7 million, as compared with $27.1 million in fiscal July 2005. Comparable store sales increased 15.9% in fiscal July 2006, as compared with the fiscal month of July 2005, while combined catalog and internet sales increased 34.0%.
    Total sales for the second fiscal quarter ended July 29, 2006 increased 20.8% to $119.1 million compared with $98.6 million in the comparable prior year period. Comparable store sales increased 10.1% in the second fiscal quarter ended July 29, 2006, while combined catalog and internet sales increased 18.8%. Total sales for the fiscal six months ended July 29, 2006 increased 19.3% to $232.8 million compared with $195.2 million in the comparable prior year period. Comparable store sales increased 7.4% in the fiscal six months ended July 29, 2006, while combined catalog and internet sales rose 21.8%.
    The Company will report its operating results for the second fiscal quarter of 2006 on Thursday, September 7, 2006. A conference call to discuss the earnings press release is scheduled for September 7, 2006, at 11:00 a.m. Eastern Time (EDT). To participate in the call on September 7, 2006, please dial (USA) 800-230-1059, or (International) 612-332-1025, at least five minutes before 11:00 a.m. EDT. A replay of the conference call will be available after 2:30 p.m.
(EDT) on September 7, 2006, until 11:59 p.m. on September 14, 2006, by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 837711.
    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 340 stores in 40 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, fashion trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 28, 2006. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates and projections. These risks should be carefully reviewed before making any investment decision.



    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman, EVP/CFO, 410-239-5715
                 or
             Investor Relations Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com